June 29, 2004

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir/Madam:

We have read Sub-Item 77K included in the Form NSAR dated June 29, 2004, of the Croft Funds Corporation (comprising of Croft-Leominster Value Fund and Croft-Leominster Income Fund) with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Sincerely,

McCurdy & Associates CPA’s, Inc.

/s/ James T. McCurdy

By

James T. McCurdy

cc: Croft Funds Corporation